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                                  EXHIBIT 14.11


                    MTEL COMMUNICATIONS INC. AGENT AGREEMENT

         THIS AGREEMENT (hereinafter the "Agreement") is made this 19th day of October 2004, by and between Mtel Communications, a Florida corporation (hereinafter referred to as "Company"), with its principal place of business at 1050 NW 163rd Drive, Miami, FL 33169, and MORGAN BEAUMONT, INC. (hereinafter referred to as "Agent"), with its principal place of at 2280 Trailmate drive, Suite 101 Sarasota, FL 34243 Tel: 441-753-2875 Fax: 941-753-2817.

1.       COMMENCEMENT DATE & TERM.
         -------------------------
         The term of this agreement shall be for one year commencing on October 4, 2004, the commencement date.

2.       SCOPE AND PURPOSE OF THE AGENT AGREEMENT.
         -----------------------------------------
         Company and Agent hereby agree to undertake a agent arrangement for the purpose of pursuing and developing telecommunications business to and for business entities having a principal place of business within the Territory. In this regard it is specifically contemplated that Agent may purchase the Services of the Company for resale by Agent to other brokers/distributors and/or end users.

3.       PAYMENT TERMS.
         --------------

         3.1 Payment to Agent for the services sold will be made monthly on collected revenue. The commissions will be determined on a case by case. See exhibit A

         3.2. The charges and amounts payable to Agent by the company for the Services, equipment, products, and goods to be provided by Company to Agent are set forth in Schedule A, which by this reference are made a part hereto.

If Agent, in good faith, disputes any amount charged by Company, it shall submit to Company within thirty (30) days of payment of any such disputed amount a detailed written description of the nature of the dispute together with any written documentation supporting Agent's position. Such documentation shall include the detailed Call Detail Records (CDRs) analysis of various calls identifying and substantiating the disputed amount.

4.       PROVIDING OF SERVICES BY COMPANY.
         ---------------------------------
         Upon the Receipt of Payment by Company, Company shall provide the Services, and such other services, products, equipment and/or goods described in Schedule A.

5.       NONEXCLUSIVE AGREEMENT
         ----------------------
         This Agreement is a non-exclusive agent contract between the parties hereto. Accordingly, Company shall have the right, and hereby reserves the right, to enter into agent agreements and/or Customer Contracts with parties other than the Agent, within or outside the Territory, for the sale of its Services, products, equipment and goods. Similarly, except as otherwise

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specifically provided in Schedule A, which by this reference is made a part hereto, agent shall have the right, and hereby reserves the right, within or outside the Territory, to enter into agreements with parties other than the Company for the purchase, sale, and/or resale of telecommunications services, products, equipment and goods similar to the Services offered by Company.

6.       CONFIDENTIALITY OF INFORMATION AND PUBLIC DISCLOSURE.
         -----------------------------------------------------

         6.1 The Non-Disclosure Agreement of even date herewith, by and between the Parties hereto, is hereby made a part of this Agreement with full force and effect and is appended hereto as Attachment 1. The aforesaid Non-Disclosure Agreement shall survive the termination of this Agreement for any reason.

         6.2. Each Party agrees not to disclose any of the terms and conditions of this Agreement to any third party without the express written consent of the other Party first had and received, except as may be required by Law or governmental rule or regulation, or to establish either Party's rights under this Agreement; provided, however, that if one Party seeks to disclose for reasons not requiring the other Party's prior written consent, the disclosing Party shall limit the disclosure to the extent required, will allow the other Party the opportunity to review the information disclosed, and will apply where available, for confidentiality, protective orders and the like. Any review of this section will not be construed to make the disclosing Party responsible for the content of any disclosure.

7.       MUTUAL NON-DISCLOSURE OF TRADE SECRETS.
         ---------------------------------------

         7.1. For purposes of this section "trade secret" shall mean information, including a formula, pattern, compilation, program, device, technique, or process that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         7.2. Each Party hereto agrees to preserve and protect, and not to exploit for its own financial gain, the trade secrets of the other Party. This provision shall survive the termination of this Agreement by either Party for whatever reason.

8.       DEFAULT AND TERMINATION.
         ------------------------

         8.1. This Agreement may be terminated at any time during the term hereof by the written agreement of the Parties.

9.       NO WARRANTIES.
         --------------

         EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, AND/OR IN SCHEDULE A ATTACHED HERETO, COMPANY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE PROVIDED FOR UNDER THE FLORIDA COMMERCIAL CODE, WITH RESPECT TO ANY OF THE SERVICES, EQUIPMENT, PRODUCTS AND GOODS PROVIDED BY, OR TO BE

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PROVIDED BY, COMPANY TO AGENT AND CUSTOMER PURSUANT TO THE TERMS AND CONDITIONS
OF THIS AGREEMENT. COMPANY WILL USE REASONABLE EFFORTS UNDER THE CIRCUMSTANCES TO MAINTAIN ITS OVERALL NETWORK. QUALITY. THE QUALITY OF SERVICES PROVIDED HEREUNDER SHALL BE CONSISTENT WITH OTHER COMMON CARRIER INDUSTRY STANDARDS, GOVERNMENT REGULATIONS AND SOUND BUSINESS PRACTICES.

10.      INDEMNITY AND HOLD HARMLESS.
         ----------------------------

         Each Party hereby agrees to defend, indemnify and hold harmless the other Party, its officers, director, employees, and authorized agents against and from any and all losses, claims, damages, costs, expenses, and liabilities, joint or several, including reimbursement for attorneys' fees, under any federal, state or local law, statute, code, or regulation to which a Party may become subject as the result of acts of misfeasance, malfeasance or nonfeasance by the other Party in connection with any of the transactions contemplated by this Agreement; provided, however, the offending Party shall be liable in any such case only to the extent that any such loss, claim, damage, or liability is
(i) found in a final judgment by a court or other tribunal to have resulted from a violation of law by the offending Party in connection with the performance of its duties hereunder; (ii) results from that Party's negligent, gross negligent or intentional conduct in performance of its duties under this Agreement or under any Customer Contract; or (iii) results from the offending Party's material breach of any representation, warranty, covenant, or agreement pertinent to this Agreement or to any Customer Contract. The provisions of this section shall survive the termination of this Agreement for whatever reason.

11.      ARBITRATION.
         ------------

         The Party's may, but SHALL not be compelled to as a predicate to the initiation of a lawsuit by either Party, submit any dispute, controversy or claim between the Parties hereto arising out of or in any way relating to this Agreement, its interpretation, or the alleged breach, termination or VALIDITY thereof to an arbitrator or panel of arbitrators as the Parties may agree. Any such arbitration, however, shall be conducted in Miami-Dade County, Florida.

12.      WAIVER OF BREACH.
         -----------------
         No claim arising out of a breach of this Agreement can be discharged in full, or in part, by a waiver or renunciation of the claim or right, unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. Moreover, the failure of a Party to this agreement to exercise any right or remedy provided by this Agreement, or by law, shall not be a waiver of any obligation or right under this Agreement, or a waiver of any similar default, nor shall it constitute a modification of this Agreement. No


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delay or omission by either Party in the exercise of any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either Party hereto of any of the conditions, covenants and/or promises to be performed by the other Party or any breach thereof shall not be construed to be a waiver of any subsequent breach thereof or of any other condition, covenant or promise contained herein. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity, or otherwise.

13.      FORCE MAJEURE.
         --------------
         Neither Party shall be liable for any breach of this Agreement or delay in performance, except for the failure to pay money due, resulting from a strike, lockout, or other labor dispute, fire, earthquake, flood, civil commotion, war, riot, act of God, casualty, accident, shortage of transportation facilities, detention of goods by custom authorities, loss of goods in public or private warehouse, delay in the delivery of energy, raw or finished materials, parts, or completed merchandise by suppliers, or other cause beyond the reasonable control of or occurring without the fault of such Party ("FORCE MAJEURE "). Any deadline or time within which a Party must perform under this Agreement shall automatically be extended upon the occurrence of any such FORCE MAJEURE FOR A period of time equal TO the time lost because of such event, but not for more than ninety (90) days. If such FORCE MAJEURE continues for more than ninety (90) days, then the Party not in breach of contract as a result of the FORCE MAJEURE, Or either Party if both are in breach of contract as a result of the FORCE MAJEURE, may terminate this Agreement immediately upon written notice to the other.

14.      WRITTEN NOTICES.
         ----------------
         Except as otherwise specifically provided elsewhere in this Agreement, any and all notices provided for herein shall be in writing. Each such written notice shall be delivered either (a) personally by personal service, in which case the notice is effective upon delivery, (b) by facsimile transmission followed by mailing (first class, postage prepaid) of the original written notice the same day, in which case the notice is effective on the day of the facsimile transmission, (c) by overnight carrier (such as Federal Express, DHL, and UPS), in which case the notice is effective upon delivery, or (d) by regular United States mail, postage prepaid, in which case the notice is effective on the third day after the notice is mailed. The following addresses and facsimile numbers shall apply to the parties herein:


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COMPANY                                       AGENT

MTEL COMMUNICATIONS, INC                      MORGAN BEAUMONT INC
-----------------------------                 --------------------------------
1050 NW 163RD DRIVE                           2280 TRAILMATE DRIVE, SUITE 101
-----------------------------                 --------------------------------

MIAMI, FLORIDA 33169                          SARASOTA, FLORIDA 34243
-----------------------------                 --------------------------------

FACSIMILE: 305-908-9368                       FACSIMILE: 941-753-2817
-----------------------------                 --------------------------------

15.      AUTHORITY TO EXECUTE AGREEMENT.
         -------------------------------
         Each Party hereby represents and warrants that the individuals executing this agreement on behalf of such Party have the actual, implied and ostensible authority to execute this Agreement on behalf of said. Party, and that the other Party may rely, and will rely, absolutely on such authority.

         IN WITNESS WHEREOF, the Parties, below, executed this Agreement.



COMPANY:                                AGENT:

MTEL COMMUNICATIONS INC                 MORGAN BEAUMONT INC

           /S/                                     /S/
----------------------------            --------------------------
        Signature                               Signature

        President                                 CFO
----------------------------            --------------------------
        Position                               Position


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                                   SCHEDULE "A"


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